Exhibit 24.3

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each undersigned does hereby make, constitute and appoint David Kelly, Ella Campi, Patrick Shilling, Kelsang Tsuen, Maria Chiodi, Michael Loftus, Jacqueline Granados, and each of them, each with full power to act without the others, as his or her true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution in his or her name, place and stead, in any and all capacities, to sign the registration statement on Form F-3 relating to, among other things, securities of UBS Americas Inc., including a rescission offer for such securities, and any and all amendments thereto (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing whatsoever necessary or appropriate to be done in and about the premises as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that his or her said attorneys-in-fact and agent or their substitutes may lawfully do or cause to be done by virtue hereof.

Name	Title

/s/ David Wildermuth	Director and President (principal executive officer)
David Wildermuth

/s/ Ben Prata	Chief Financial Officer (principal financial officer)
Ben Prata

/s/ Greg Swindle	Legal Entity Controller (company controller)
Greg Swindle

/s/ Darryll Hendricks	Director
Darryll Hendricks

/s/ Robert Karofsky	Chairman and Director
Robert Karofsky